FIRST AMENDMENT, dated as of October 31, 2000 (this "AMENDMENT"), to the Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11, 2000, amended and restated as of July 19, 2000 (the "CREDIT AGREEMENT") among SAFETY-KLEEN SERVICES, INC., a Delaware corporation (the "BORROWER"), the financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), THE TORONTO DOMINION BANK, HOUSTON AGENCY, as letter of credit issuing bank (the "ISSUING LENDER"), TORONTO DOMINION (TEXAS), INC., as administrative agent (the "GENERAL ADMINISTRATIVE AGENT"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as collateral agent and underwriter (the COLLATERAL AGENT"; collectively with the General Administrative Agent, the "UNDERWRITERS").

                              W I T N E S S E T H:

               WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

               WHEREAS, the General Administrative Agent and the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

               1.  DEFINED  TERMS.   Unless   otherwise   defined  herein,   all
capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

               2. AMENDMENT OF SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by


                (a) inserting the phrase "five-year" immediately preceding the phrase "business plan and related financial models" in the definition of "Business Plan"; and

                (b) inserting the following new definitions in their appropriate alphabetical order:

                     "AUDITED    FINANCIAL    STATEMENTS":    as    defined   in
              Section7.1(d).

                     "AUDITED FINANCIAL STATEMENTS DELIVERY DATE": as defined in
              Section 7.1(d)

                     "MANAGEMENT CERTIFIED FINANCIAL STATEMENTS":  as defined in
              Section 7.1(a).

                     "MANAGEMENT  CERTIFIED FINANCIAL STATEMENTS DELIVERY DATE":
              as defined in Section 7.1(a).

               3. AMENDMENT OF SECTION 6.2(K). Section 6.2(k) of the Credit Agreement is hereby amended by replacing the, date "September 12, 2000" with the date "December 15, 2000".

               4. AMENDMENT OF SECTION 7.1. Section 7.1 of the Credit Agreement is hereby amended by

              (a) deleting section 7. 1 (a) in its entirety and replacing it with the following new Section 7. 1 (a):

                            "(a) as  soon  as  available,  but in any  event  by
                     December 31, 2000, copies of unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries and the related unaudited consolidated statements of income and retained earnings and cash flow of Holdings and its consolidated subsidiaries, for the years ended August 31, 1997, August 31, 1998, August 31, 1999 and August 31, 2000,
                     which statements shall be certified by a Responsible Officer as to the completeness and accuracy thereof in a manner satisfactory to the General Administrative Agent (collectively, the "MANAGEMENT CERTIFIED FINANCIAL STATEMENTS"), PROVIDED, that the General Administrative Agent in its reasonable discretion may, but shall not be required to, extend the required date of delivery of the Management Certified Financial Statements (the "MANAGEMENT CERTIFIED FINANCIAL STATEMENTS DELIVERY DATE") for a period not to exceed one month;"

              (b) inserting the phrase "commencing with fiscal year 2001," at the beginning of Section 7.1(b);

              (c) deleting the word "and" immediately following Section 7.1(b);

              (d) replacing the phrase "fiscal year beginning September 1, 2000" with the phrase "commencing on the Audited Financial Statements Delivery Date" in Section 7.1(c);

              (e) inserting the word "and" immediately following the semicolon after Section 7.1(c);

              (f) inserting the following new Section 7.1(d):

                            "(d) (i) as soon as  available,  but in any event by
                     the date that is one month after the delivery of the Management Certified Financial Statements, copies of the audited consolidated balance sheets of Holdings and its consolidated subsidiaries and the related consolidated statements of income and retained earnings and cash flows of Holdings and its consolidated subsidiaries, for the years ended August 31, 1997, August 31, 1998, August 31, 1999 and August 31, 2000, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification arising, out of the scope of the audit, by Arthur Andersen, or other independent certified public accountants of nationally recognized standing, and consolidating schedules and supporting analysis in form and substance reasonably satisfactory to the Underwriters (collectively, the "AUDITED FINANCIAL STATEMENTS") PROVIDED, that the General Administrative Agent in its reasonable discretion may, but shall not be required to, extend the required date of delivery (the "AUDITED FINANCIAL STATEMENTS DELIVERY DATE") of the Audited Financial Statements for up to two one month periods not to exceed 60 days and (ii) as soon as available, but in any event by the date that is one month after the Audited Financial Statements Delivery Date, the unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries and the related unaudited consolidated statements of income and retained earnings and of cash flows of Holdings and its consolidated subsidiaries for the fiscal quarter ending November 30, 2000, setting forth in comparative form the figures for the previous year to the extent available, and consolidating schedules and supporting analysis in form and substance satisfactory to the Underwriters, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments),".

               5. AMENDMENT OF SECTION 7.2. Section 7.2 of the Credit Agreement is hereby amended by

              (a) replacing Section 7.2(d) in its entirety with the following new Section 7.2(d)

                            "(d) as soon as  available,  but no  later  than the
                     twentieth Business Day of each fiscal month, commencing 45 days after the Audited Financial Statements Delivery Date, a report setting, forth the calculations demonstrating compliance (or the failure to comply) with the covenants established pursuant to Section 7.11, in a form reasonably satisfactory to the General Administrative Agent;"

              (b) deleting the word "and" immediately following the semicolon in
       Section 7.2(g) and inserting the following new Sections 7.2 (h) and 7.2(i):

                            "(h) with  respect  to any  proposed  Asset  Sale or
                     other Disposition greater than $250,000 but less than $5,000,000, a memorandum from the Borrower: (i) describing the asset, how such asset is used in the Borrower's business and other potential uses of the asset, (ii) identifying the legal entity owning, the asset, (iii) specifying the estimated tax or estimated book basis of asset, (iv) explaining the rationale for the proposed sale,
                     (v) summarizing business losses, cost increases or savings associated with the sale, (vi) summarizing the proposed asset sale process and (vii) to the extent available, summarizing appraisal(s) or other underlying valuation analyses;

                            "(i) with  respect  to any  proposed  Asset  Sale or
                     other Disposition equal to or greater than $5,000,000, a memorandum from the Borrower (i) containing the information described in Section 7.2(h) (ii) a detailed financial (cost/benefit) analysis of the asset demonstrating why a sale is superior to continued operation or redeployment of the asset, (iii) copies of any solicitation/offering memoranda/term sheets or other sales materials prepared in conjunction with the sale process and (iv) any supporting analyses prepared by the Borrower's financial advisors; and"

              (c) renumbering current Section 7.2(h) as new Section 7.2(j).

               6. AMENDMENT OF SECTION 7.11. Section 7.11 of the Credit Agreement is hereby amended by replacing Section 7.11 in its entirety as follows:

                   "7.11 FINANCIAL CONDITION COVENANTS. On or before October 31, 2000, the Borrower shall provide each Lender with a preliminary draft of the Business Plan, and, within 45 days after the Audited Financial Statements Delivery Date, shall provide each Lender with a copy of the final Business Plan. The Borrower shall afford the General Administrative Agent and the Underwriters full opportunity to conduct due diligence in respect thereof. The General Administrative Agent and the Underwriters shall negotiate in good faith such financial covenants (including capital expenditure limitations) as they may deem appropriate in their sole discretion. Within 15 days after the Audited Financial Statements Delivery Date, the Borrower shall execute and deliver to the General Administrative Agent an amendment in form and substance satisfactory to the General Administrative Agent and the Underwriters, containing the above-referenced financial covenants."

               7. AMENDMENT OF SECTION 9. Section 9 of the Credit Agreement is hereby amended by

              (a) inserting the parenthetical phrase "(other than the delivery of information required by Sections 7.2(h) and 7.2(i))" immediately following the phrase "The Borrower or any other Loan Party shall default in the performance or observance of any other agreement" in Section 9(e); and

              (b) replacing  Section 9(p) in its entirety with the following new
       Section 9(p):

                     "(p) the  Borrower  shall  have  failed to  deliver  to the
              Underwriters (i) by October 31, 2000, a preliminary draft of the Business Plan, (ii) within 45 days after the Audited Financial Statements Delivery Date, the final Business Plan or (iii) within 30 days after the delivery of the Business Plan, a preliminary Plan of Reorganization restructuring proposal consistent with the final Business Plan;"

               8. REPRESENTATIONS AND WARRANTIES. After giving effect to this Amendment, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

               9. FEES. As consideration for the Lenders' agreements under this Amendment, the Borrower agrees to pay, upon the execution and delivery hereof, to the General Administrative Agent, for the account of each Lender that executes and delivers this Agreement by October 31, 2000, an amendment fee (the "AMENDMENT FEE") in an aggregate amount equal to 0.375 % of the Revolving Credit Commitments.

               10. EXPENSES. The Borrower agrees to pay and reimburse the General Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including the reasonable fees and expenses of counsel.

               11. EFFECTIVENESS. This Amendment shall become effective on the date upon which the General Administrative Agent shall have received (i) counterparts hereof duly executed by the Borrower and the Required Lenders and
(ii) payment of the Agency Fee and the Amendment Fee.

               12. CONTINUING EFFECTS. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

               13. COUNTERPARTS. This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

               14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     SAFETY-KLEEN SERVICES, INC.



                                     By:    /s/ Larry W. Singleton
                                          -------------------------------
                                          Name:  Larry W. Singleton
                                          Title: C.F.O.
                                                  10/31/2000

                                     TORONTO DOMINION (TEXAS), INC.,



                                          as General Administrative Agent,
                                          Underwriter and Lender


                                     By:  -------------------------------
                                          Name:
                                          Title:

                                     THE TORONTO-DOMINION BANK,
                                     HOUSTON AGENCY
                                          as Issuing Lender


                                     By:  -------------------------------
                                          Name:
                                          Title:

                                     THE CIT GROUP/BUSINESS CREDIT, INC.,
                                     as Collateral Agent, Underwriter and Lender


                                     By:  -------------------------------
                                          Name:
                                          Title:

                                     BANK OF AMERICA, N.A.


                                     By:  -------------------------------
                                          Name:
                                          Title:

                                     BANK ONE, NA


                                     By:  -------------------------------
                                          Name:
                                          Title:

                                     GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                     By:  -------------------------------
                                          Name:
                                          Title:

                                     SENIOR DEBT PORTFOLIO
                                     By Boston Management and Research,
                                        as Advisor


                                     By:  -------------------------------
                                          Name:
                                          Title: